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                                                                     EXHIBIT 4.4

                            SAKS CREDIT CORPORATION
                (as successor to Proffitt's Credit Corporation)

                                   Transferor

                               SAKS INCORPORATED
                      (formerly named "Proffitt's, Inc.")

                                    Servicer

                                      and

                WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION
        (formerly named "Norwest Bank Minnesota, National Association")

                                    Trustee

                      on behalf of the Certificateholders
                                     of the
                         Saks Credit Card Master Trust


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                                AMENDMENT NO. 3

                                     to the

                     MASTER POOLING AND SERVICING AGREEMENT


                           Dated as of June 28, 2001


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     THIS AMENDMENT NO. 3 (this "Amendment") to the Master Pooling and Servicing
                                 ---------
Agreement, dated as of August 21, 1997 (the "Master Pooling and Servicing
                                             ----------------------------
Agreement"), dated as of June 28, 2001, is by and among SAKS CREDIT CORPORATION
---------
(as successor to Proffitt's Credit Corporation), a Delaware corporation, (the

"Transferor"), SAKS INCORPORATED (formerly named "Proffitt's, Inc."), a
-----------
Tennessee corporation, (the "Servicer"), and WELLS FARGO BANK MINNESOTA,
                             --------
NATIONAL ASSOCIATION (formerly named "Norwest Bank Minnesota, National Association"), a national banking association, as trustee (the "Trustee").
                                                                -------
Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to them in the Master Pooling and Servicing Agreement.

     WHEREAS, the parties hereto are authorized by Section 13.1(a) of the Master Pooling and Servicing Agreement to add to, change or eliminate any of the provisions of the Pooling and Servicing Agreement, from time to time; and

     NOW, THEREFORE, in consideration of the mutual promises contained herein, in the Master Pooling and Servicing Agreement and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties, intending to be legally bound hereby, hereto agree as follows:

Section 1.  Amendments to the Master Pooling and Servicing Agreement
            --------------------------------------------------------

     1.1 Section 2.7(a) of the Master Pooling and Servicing Agreement is amended in its entirety to read as follows:

          Section 2.7  Removal of Accounts. (a) Subject to the conditions set
          -----------  -------------------
forth in this Section 2.7, during the Revolving Period, the Transferor may, but shall not be obligated to, designate and remove, from time to time, Accounts ("Removed Accounts") from the Accounts and accept reconveyance of all
  ----------------
Receivables in the Removed Accounts without notice to the Investor Certificateholders; provided, however, the Transferor shall not make more than one such designation in any Monthly Period. The Transferor may designate the following as Removed Accounts:

               (i) Accounts and the Receivables therein that are selected at random;

               (ii) Accounts and the Receivables therein that are the subject of or are changed in any way by a third-party cancellation or expiration without renewal, of an affinity, private label or other arrangement, or that are to be removed in response to a third-party action or decision and not the unilateral action or decision of the Transferor; and

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               (iii)  Accounts and Receivables therein that are selected in any manner not inconsistent with sale accounting treatment under Statement of Financial Accounting Standards No. 140 or any successor thereto.

On or before the tenth (10th) Business Day (the "Removal Notice Date") prior to
                                                 -------------------
the date on which the designated Removed Accounts will be reassigned by the Trustee to the Transferor (the "Removal Date"), the Transferor shall give the
                                ------------
Trustee and the Servicer written notice that the Receivables from such Removed Accounts are to be reassigned to the Transferor. Nothing in this Section 2.7(a) is intended to or shall change the Transferor's rights or obligations hereunder with respect to Defaulted Accounts and Receivables therein.

Section 2.  Representations and Warranties
            ------------------------------

     Each of the Transferor and the Servicer represents and warrants that:

     (a) Its execution, delivery and performance of this Amendment are within its corporate powers, have been duly authorized by all necessary corporate action and do not require any consent or approval which has not been obtained.

     (b) This Amendment and the Master Pooling and Servicing Agreement as amended hereby are legal, valid and binding obligations of it, enforceable in accordance with their respective terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors' rights generally or by general equitable principles.

Section 3.  Conditions Precedent
            --------------------

     This Amendment shall become effective as of its date, provided that all of the following conditions are met:

     (a) The Servicer shall have furnished the Trustee with an Officer's Certificate to the effect that the Amendment will not materially and adversely affect the interests of any Certificateholders;

     (b) The Amendment will not cause the Trust to be characterized as a corporation for Federal income tax purposes or otherwise have a material adverse effect on the Federal income taxation of any Series;

     (c) The Servicer shall have given each Rating Agency ten (10) Business Days' prior written notice of the Amendment and shall have received written confirmation from each Rating

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Agency rating the affected Series that the Rating Agency Condition will be met, where appropriate;

     (d) The Trustee shall receive and shall be permitted to rely upon an Opinion of Counsel to the effect that the conditions and requirements of Section 13.1(a) of the Master Pooling and Servicing Agreement have been satisfied; and

     (e) The Transferor shall deliver prior written notice of the Amendment to each Rating Agency.

Section 4.  Miscellaneous
            -------------

     (a) Applicability of the Master Pooling and Servicing Agreement
         -----------------------------------------------------------

     In all respects not inconsistent with the terms and provisions of this Amendment, the provisions of the Master Pooling and Servicing Agreement are hereby ratified, approved and confirmed.

     (b)  Headings
          --------

     The captions in this Amendment are for convenience of reference only and shall not define or limit the provisions hereof.

     (c)  Counterparts
          ------------

     This Amendment may be executed in counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one and the same instrument.

     (d)  Governing Law
          -------------

     THIS AMENDMENT SHALL BE GOVERNED AND CONSTRUED IN ACCORDANCE WITH THE
LAWS OF THE STATE OF NEW YORK, WITHOUT REFERENCE TO ITS CONFLICT OF LAW PROVISIONS, AND OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                           [Signatures on Next Page]

                                      -4-
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     IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered by their respective officers thereunto duly authorized as of June 28, 2001.

                              SAKS CREDIT CORPORATION,
                              as Transferor


                              By:   /s/ Scott A. Honnold
                                  -----------------------------
                                  Name:  Scott A. Honnold
                                  Title: Vice President


                              SAKS INCORPORATED,
                              as Servicer


                              By:   /s/ Scott A. Honnold
                                  -----------------------------
                                  Name:  Scott A. Honnold
                                  Title: Vice President and Treasurer


                              WELLS FARGO BANK MINNESOTA, NATIONAL ASSOCIATION, as Trustee


                              By:   /s/
                                  -----------------------------
                                  Name:
                                  Title:

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